Exhibit 99.1

Joint Filer Information

Each of the following joint filers has designated MSDW Capital Partners IV, Inc. as the “Designated Filer” for purposes of Item 1 of the attached Form 3:

(1)	Morgan Stanley Dean Witter Capital Partners IV, L.P.
1585 Broadway
New York, New York 10036

(2)	Morgan Stanley Dean Witter Capital Investors IV, L.P.
1585 Broadway
New York, New York 10036

(3)	MSDW IV 892 Investors, L.P.
1585 Broadway
New York, New York 10036

(4)	MSDW Capital Partners IV, LLC
1585 Broadway
New York, New York 10036

Issuer & Ticker Symbol:  EnerSys (ENS)

Date of Event Requiring Statement:  07/26/2004

Signature:	/s/ Kenneth F. Clifford

By: Kenneth F. Clifford, as Managing Director, on behalf of MSDW Capital Partners IV, Inc., member of MSDW Capital Partners IV, LLC, the general partner for MSDW IV 892 Investors, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P. and Morgan Stanley Dean Witter Capital Partners IV, L.P.